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                                                                     Exhibit 1.1


                                 690,000 SHARES

                            MATEWAN BANCSHARES, INC.

                CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

                         _____________________________

                             UNDERWRITING AGREEMENT
                         _____________________________



WHEAT, FIRST SECURITIES, INC.
 As Underwriter
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219                                    _____________, 1996

Dear Sirs:

  Matewan BancShares, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriter") an aggregate of 600,000 shares of cumulative convertible preferred stock, $1.00 par value, $25.00 stated value, of the Company (the "Preferred Stock") and, at your election, an aggregate of 90,000 additional shares of Preferred Stock. The 600,000 shares to be sold by the Company are herein called the "Firm Securities," and the 90,000 additional shares to be sold by the Company are herein called the "Optional Securities." The Firm Securities and the Optional Securities that you elect to purchase pursuant to Section 2 hereof are collectively called the "Securities."

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:


     (a) A registration statement on Form S-1 (File No. 333-367) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters; such registration statement, as amended, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission other than in accordance with Section 5(a) of this Agreement; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective but excluding the Preliminary Prospectus dated ________, 1996); the term "Prospectus" means: (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet;


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     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

     (c) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

     (d) This Agreement has been duly authorized, executed and delivered by the Company;

     (e) Except as described in the Prospectus, the issue and sale of the Securities by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary or Pikeville pursuant to any agreement, instrument, franchise, license or permit to which the Company, any Subsidiary or Pikeville is a party or by which any of them or their respective properties or assets may be bound, or (ii) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company or the charter, articles of incorporation, articles of association or bylaws of any of the Subsidiaries or Pikeville, or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, any Subsidiary or Pikeville or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

     (f) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; except as described in the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, no equity securities of the Company are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company, and there are no contacts by which the Company is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale, other than rights which have been waived;

     (g) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

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     (h) The Securities have been approved for listing, subject to notice of issuance, on The Nasdaq Stock Market's SmallCap Market;

     (i) Exhibit 21 of the Registration Statement contains a complete and correct list of the subsidiaries of the Company, which subsidiaries are the Company's only active subsidiaries (the "Subsidiaries"); except for investments made in the ordinary course of business by venture capital companies pursuant to the laws of West Virginia, the Company and the Subsidiaries do not own more than 5% of the equity interests of any other business entities other than shares of publicly-held companies held solely for investment; hereinafter, unless specifically indicated otherwise, all references to the Company shall include and apply to the Company and the Subsidiaries collectively;

     (j) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement, dated as of September 28, 1995 (the "Purchase Agreement"), with Banc One Corporation and Banc One Kentucky Corporation, pursuant to which the Company has agreed to acquire (the "Stock Purchase") from Banc One Kentucky Corporation all of the outstanding shares of capital stock of Bank One Pikeville, N.A. ("Pikeville"); the Purchase Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company and the Purchase Agreement has been duly and validly executed and delivered by the Company; except as described in the Prospectus, the execution, delivery and performance of the Purchase Agreement and the consummation by the Company of the other transactions herein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary or Pikeville pursuant to any agreement, instrument, franchise, license or permit to which the Company, any Subsidiary or Pikeville is a party or by which any of them or their respective properties or assets may be bound, or (ii) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Company or the charter, articles of incorporation, articles of association or bylaws of any of the Subsidiaries or Pikeville, or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, any Subsidiary or Pikeville or any of their respective properties or assets; and all consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits of or with any court or any public, governmental or regulatory agency or body required for the execution and delivery of the Purchase Agreement and the consummation and performance of the transactions contemplated thereby have been obtained or made and are in full force and effect and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus; the Company knows of no reason why the Stock Purchase will not be consummated in accordance with the terms of the Purchase Agreement;


     (k) The consolidated financial statements of the Company, together with related notes, as set forth in the Registration Statement present fairly the financial position, the results of operations and the cash flows of the Company at the indicated dates and for the indicated periods; such financial statements of the Company have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information relating to the Company included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; and the financial statements of Pikeville, together with related notes, as set forth in the Registration Statement present fairly the financial position, the results of operations and the cash flows of Pikeville at the indicated dates and for the indicated periods; such financial statements of Pikeville have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; the selected financial information relating to Pikeville included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; the supporting schedules and pro forma financial information included in the Registration Statement and the Prospectus present fairly the information required to be stated therein;

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     (l) Ernst & Young LLP, independent auditors, who have certified certain financial statements of the Company and Pikeville, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

     (m) Each of the Company, the Subsidiaries and Pikeville has been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company; each of Matewan National Bank, Matewan Bank, FSB and Pikeville is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund;

     (n) Except as described in the Prospectus, the Company owns, either directly or through wholly-owned Subsidiaries, all outstanding shares of capital stock of each of the Subsidiaries, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance; except as described in the Prospectus, upon consummation of the Stock Purchase in accordance with the Purchase Agreement, the Company will own directly all outstanding shares of capital stock of Pikeville, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance; there are no preemptive or other similar rights to subscribe for or to purchase any securities of any Subsidiary or (except for the rights granted to the Company pursuant to the Purchase Agreement) Pikeville; no equity securities of any Subsidiary or of Pikeville are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary or Pikeville, and there are no contacts by which any Subsidiary or Pikeville is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any such Subsidiary or Pikeville is or may be bound to transfer any shares of its capital stock;

     (o) Each of the Company, the Subsidiaries and Pikeville has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, including, without limitation, the financial statements included therein, or such as do not materially affect the value of such property and do not interfere with the use made of such property by it or proposed to be made of such property by the Company; and any tangible property held under lease by any of the Company, the Subsidiaries or Pikeville are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property by it or proposed to be made of such property and buildings by the Company;

     (p) There are no legal or governmental proceedings pending to which the Company, any Subsidiary or Pikeville is a party or of which any property of the Company, any Subsidiary or Pikeville is the subject, other than as set forth or contemplated in the Prospectus, which, if determined adversely to the Company, such Subsidiary or Pikeville, would individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, the Subsidiaries and Pikeville, taken as a whole, or which is required to be disclosed in the Registration Statement and the Prospectus and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; except as disclosed in the Prospectus, neither the Company, any Subsidiary nor Pikeville (i) is in violation of any laws, orders or permits applicable to its business or employees conducting its business, except for violations which will not in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole, (ii) has received any notification or communication from any agency or department of federal, state or local government or any federal or state regulatory authority (including, without limitation, the SEC, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System) or the staff thereof, (A) asserting that the Company, any Subsidiary or Pikeville is not in compliance with any of the material laws or material orders which such government or regulatory authority enforces where such noncompliance will in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole, (B) threatening to revoke any material permits the revocation of which will in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole or (C) requiring the Company, any Subsidiary

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  or Pikeville to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management or the payment of dividends;

     (q) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply in all material respects with the requirements of ERISA and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation;

     (r) Each of the Company, the Subsidiaries and Pikeville has filed all federal, state and foreign income tax returns which have been required to be filed (or has received an extension with respect thereto), and has paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith;

     (s) Except as described in the Prospectus, each of the Company, the Subsidiaries and Pikeville, any facility in which the Company, any Subsidiary or Pikeville participates in the management ("Participation Facility") and any property owned by the Company, any Subsidiary or Pikeville are, and have been, in compliance with all laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment ("Environmental Laws"), except for violations which will not in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole; to the knowledge of the Company, there is no litigation pending or threatened before any court, governmental agency or authority or other forum in which the Company, any Subsidiary or Pikeville or any Participation Facility has been or, with respect to threatened litigation, may be named as a defendant (i) for alleged non-compliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release into the environment of any pollutant, contaminant or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law ("Hazardous Material") or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by the Company, any Subsidiary or Pikeville or any Participation Facility, except for such litigation pending or threatened that will not in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole; to the knowledge of the Company, there have been no releases of Hazardous Materials or oil in, on, under or affecting any properties that are or were owned or operated by the Company, any Subsidiary or Pikeville or any Participation Facility, except such as will not in the aggregate have a material adverse effect on the Company, the Subsidiaries and Pikeville, taken as a whole;

     (t) No relationship, direct or indirect, exists between or among the Company, any Subsidiary or Pikeville, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required by the Act or by the rules and regulations under the Act to be described in the Registration Statement and the Prospectus that is not so described;

     (u) The Company owns or possesses, or can acquire on reasonable terms and within a reasonable time, adequate licenses, copyrights, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others, including infringement by or conflict with the asserted rights of the Company's distributors and licensees, with respect to any intellectual property or of any facts which would

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  render any intellectual property invalid or inadequate to protect the interest of the Company therein and which infringement or conflict could have a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company;

     (v) Any contract, agreement, instrument, lease or license to which the Company, any Subsidiary or Pikeville is a party and which is required to be described in the Registration Statement or Prospectus has been described therein; any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to, or has been incorporated as an exhibit by reference into, the Registration Statement;

     (w) Neither Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has (i) used, or authorized the use of, any corporate or other funds for unlawful payments, contributions, gifts or entertainment, (ii) made unlawful expenditures relating to political activity to government officials or others, or (iii) established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except where doing so would not in the aggregate have a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company; neither Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures;

     (x) Neither the Company, any Subsidiary nor Pikeville has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the outstanding capital stock or a material change in the long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company, the Subsidiaries or Pikeville, otherwise than as set forth or contemplated in the Prospectus;

     (y) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

     (z) The Company does not and has no intention of conducting its operations in a manner that will subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

2.  Purchase and Sale.

  Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to you, and you agree to purchase from the Company, at a purchase price per share of $[_____], the Firm Securities and (b) in the event and to the extent that you shall exercise the election to purchase Optional Securities as provided below, the Company agrees to sell to you, and you agree to purchase from the Company, at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities).

  The Company hereby grants to you the right to purchase at your election up to 90,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 4 hereof)

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or, unless you otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3.  Offering by the Underwriter.

  Upon the authorization by you of the release of the Firm Securities, you propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.  Delivery and Payment.

  One or more certificates in definitive form for the Securities to be purchased by you hereunder, and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, shall be delivered by or on behalf of the Company to Wheat, First Securities, Inc., for your account, against payment by you or on your behalf of the purchase price therefor. Payment of the purchase price for the Securities shall be made by certified or official bank check in next day funds (which shall mean immediately available funds on the next business day) or, at the option of the Company, by wire transfer of immediately available funds, all at the offices of Wheat, First Securities, Inc., Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia.
If payment is made in immediately available funds, the Company shall reimburse you for your cost of delivering immediately available funds, such cost to be computed at a daily rate equal to your cost of overnight borrowings for each day from the Delivery Date to the immediately following business day. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Richmond, Virginia time, on [_____________ ], 1996 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., Richmond, Virginia time, on the date specified by you in the written notice given by you of your election to purchase such Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date at the offices of Wheat, First Securities, Inc. at the address set forth above or such other location designated by you to the Company.

5.  Agreements of the Company.

  The Company agrees with the Underwriter:

     (a) To file with the Commission, not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Act then (i) if the Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet relating to the Securities that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a Prospectus in the form most recently included in an amendment to the Registration Statement (or, if no such amendment shall have been filed, in the Registration Statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if the Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to the Registration Statement, including a form of Prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities but in no case for more than one year from the date hereof, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 a.m., Richmond, Virginia time, on the business day next succeeding the date of this Agreement, and from time to time to furnish you with copies of the Prospectus in Richmond, Virginia in such quantities as you may reasonably request at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Securities, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) As soon as practicable after the effective date of the Registration Statement, to make generally available to its shareholders and to deliver to you, an earnings statement of the Company, conforming with the requirements of
  Section 11(a) of the Act and Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

     (e) For a period of 180 days from the date of the Prospectus, not to directly or indirectly offer, sell or otherwise dispose of any shares of Common Stock or Preferred Stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire shares of Common Stock or Preferred Stock, or any other securities of the Company (other than the Securities or pursuant to employee stock option plans or pursuant to options, warrants or rights outstanding immediately following the First Delivery Date or pursuant to bona fide gifts to persons who agree in writing with the donor to be bound by this restriction), without your prior written consent;

     (f) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

     (g) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Prospectus; and

     (h) To cause the Securities to be duly included for quotation on The Nasdaq Stock Market's SmallCap Market ("Nasdaq") prior to the First Delivery Date; and to ensure that the Securities remain included for quotation on Nasdaq or a national securities exchange following the First Delivery Date for a period which is the earlier of 36 months or until such time as the Company no longer has a class of equity securities registered under the Exchange Act.

6.  Payment of Expenses

  The Company covenants and agrees with the Underwriter that: (i) the Company will pay or cause to be paid the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the Company will pay or cause to be paid the cost of reproducing this Agreement, the Blue Sky Survey and Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) the Company will pay or cause to be paid all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey and Memorandum; (iv) the Company will pay or cause to be paid the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the Company will pay or cause to be paid the cost of preparing stock certificates; (vi) the Company will pay or cause to be paid the costs or expenses of any transfer agent or registrar; and (vii) the Company will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in Section 8 and
Section 11 hereof, you will pay all your own costs and expenses, including the fees of your counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers you may make.

7.  Conditions to Obligations of Underwriter.

  The obligations of the Underwriter hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Delivery Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) If the Registration Statement or any amendment thereto filed prior to the First Delivery Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11 A.M., Richmond time, on the date on which the amendment to the Registration Statement containing information regarding the initial public offering price of the Securities has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise);

     (b) Alston & Bird, counsel for the Underwriter, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (provided, that as to all matters governed by West Virginia law, Alston & Bird shall be entitled to rely upon the opinion of Jackson & Kelly);

     (c) Jackson & Kelly, counsel for the Company, shall have furnished to you their written opinion, dated such Delivery Date, in form reasonably satisfactory to you, to the effect that:

         (i) Each of the Company, the Subsidiaries and Pikeville have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus;

         (ii) Each of the Company, the Subsidiaries and Pikeville have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of every other jurisdiction in which they own or lease properties, or, to such counsel's knowledge, conduct any business, so as to require such qualification, except where the failure to so qualify will not result in a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company;

         (iii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock contained in the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; to such counsel's knowledge, except as described in the Prospectus, there are no warrants or options to purchase any securities of the Company which are currently outstanding or will be as of the Delivery Date; to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale, other than rights which have been waived; and the form of the certificates evidencing the Securities complies with all formal requirements of Delaware law;

         (iv) All of the issued shares of capital stock of the Subsidiaries and of Pikeville have been duly and validly authorized and issued and are fully paid and nonassessable; and except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interests, claims, liens or encumbrances and, upon consummation of the Stock Purchase in accordance with the provisions of the Purchase Agreement, all outstanding shares of capital stock of Pikeville will be owned by the Company free and clear of any security interests, claims, liens or encumbrances;

         (v) The Securities have been duly and validly authorized and when issued and delivered against payment therefor on the Delivery Date, will be duly and validly issued and fully paid and nonassessable, and will conform to the description of the Securities contained in the Prospectus as amended or supplemented;

         (vi) To such counsel's knowledge, neither the Company, any Subsidiary nor Pikeville has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the outstanding capital stock or a material change in the long-term debt of the Company or any material adverse change, or any development involving a prospective adverse change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company, the Subsidiaries or Pikeville, otherwise than as set forth or contemplated in the Prospectus;

         (vii) To such counsel's knowledge, there is no legal or governmental proceeding pending to which the Company, any Subsidiary or Pikeville is a party or of which any property of the Company, any Subsidiary or Pikeville is the subject, other than as set forth or contemplated in the Prospectus, that, if determined adversely, would individually or in the aggregate have a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company, and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (viii) The issue and sale of the Securities being issued at such Delivery Date by the Company and the performance of this Agreement by the Company and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any Subsidiary or Pikeville is a party or by which the Company, any Subsidiary or Pikeville is bound or to which any of the property or assets of the Company, any Subsidiary or Pikeville is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or the charter, articles of incorporation, articles of association or bylaws of any of the Subsidiaries or Pikeville or of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any Subsidiary or Pikeville or any of their respective properties;

         (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities being issued at the Delivery Date by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been set forth or contemplated in the Prospectus, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

         (x) The Registration Statement and the Prospectus or the Term Sheet and any further amendments and supplements thereto made by the Company, including a registration statement filed pursuant to Rule 462(b) of the Act, prior to such Delivery Date (other than the financial statements and related schedules and data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of the effective date of the Registration Statement and as of such Delivery Date, either the Registration Statement, the Prospectus or the Term Sheet (other than the financial statements and related schedules and data) (or, as of its date, any further amendment or supplement thereto, including a registration statement filed pursuant to Rule 462(b) of the Act, made by the Company prior to such Delivery Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus or the Term Sheet which are not filed or described as required;

         (xi) The descriptions in the Registration Statement and Prospectus and any further amendments or supplements thereto, including a registration statement filed pursuant to Rule 462(b) of the Act, of statutes, and to such counsel's knowledge, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and

         (xii) This Agreement has been duly authorized, executed and delivered by the Company.

  Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be acceptable to Alston & Bird, counsel for the Underwriter.

     (d) At 10:00 a.m., Richmond, Virginia time, on the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type included in accountants' "comfort letters" to underwriters with respect to the financial statements and other financial information relating to the Company and relating to Pikeville contained in the Registration Statement and the Prospectus, in accordance with the Statement on Auditing Standards No. 72, Letters for Underwriters and Other Third Parties;

     (e) Neither the Company nor Pikeville shall not have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and, since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the outstanding capital stock or a material change in the long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company or Pikeville otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

     (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iii) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Securities;

     (g) The Company shall have furnished to you copies of agreements between the Company and the directors and executive officers of the Company, in form and content reasonably satisfactory to you, pursuant to which such persons agree not to directly or indirectly offer, sell, or otherwise dispose of, any shares of Common Stock or Preferred Stock or any securities convertible into, or exercisable or exchangeable for, or any rights to purchase or acquire, shares of Common Stock or Preferred Stock, on or before the 180th day after the date of this Agreement without your prior written consent; and

     (h) The Company shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Company herein at and as of such Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsection
  (a) and (e) of this Section and as to such other matters as you may reasonably request.

8.  Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement; or

         (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus; or

         (iii) any amendment or supplement thereto, including a registration statement filed pursuant to Rule 462(b) of the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will promptly reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, and each of its officers who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, including a registration statement filed pursuant to Rule 462(b) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus or the Prospectus, and you confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that there may be legal defenses available to one indemnified party which are different from or additional to those available to another indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.  Default of Underwriters.

     (a) If you shall default in your obligation to purchase the Securities that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that they have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Alston & Bird, may thereby be made necessary.

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

The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Securities by you and the Company as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriter to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve the Underwriter from liability for its default.

10.  Representations and Indemnities to Survive.

   The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.  Termination and Payment of Expenses.

   If this Agreement shall be terminated pursuant to Section 9 or Section 7(f) hereof, the Company shall not then be under any liability to the Underwriter except as provided in Section 6 and Section 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Section 6 and Section 8 hereof.

12.  Notices.

   All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriter shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to Wheat, First Securities, Inc., at Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention: Corporate Finance Department; if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Dan R. Moore, with a copy (which shall not constitute notice) to Jackson & Kelly. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.  Successors.

   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.  Time of the Essence.

   Time shall be of the essence in this Agreement.

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

15.  Business Day.

   As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.  Applicable Law.

   This Agreement shall be construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions.

17.  Captions.

   The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

18.  Counterparts.

   This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

                          Very truly yours,

                          MATEWAN BANCSHARES, INC.


                          By: _____________________________________
                                          Dan R. Moore
                              President and Chief Executive Officer


Accepted as of the date hereof
at Richmond, Virginia:

WHEAT, FIRST SECURITIES, INC.


By: __________________________


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